UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

June 2, 2004

Date of Report (Date of earliest event reported)

KOPPERS INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-12716	25-1588399
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

436 Seventh Avenue

Pittsburgh, Pennsylvania 15219

(Address of principal executive offices)

(412) 227-2001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

On June 2, 2004, we issued a press release announcing that we had completed our offer to the holders of $320,000,000 principal amount of 9 7/8% Senior Secured Notes due 2013 to exchange such notes for a like principal amount of its 9 7/8% Senior Secured Notes due 2013 which have been registered under the Securities Act of 1933, as amended. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated June 2, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2004

KOPPERS INC.

By:	/s/ Steven R. Lacy
Steven R. Lacy